Page 1 of 3 AMENDMENT TO EXECUTIVE TRANSITION AGREEMENT U.S. Concrete, Inc. and William J. Sandbrook THIS AMENDMENT TO EXECUTIVE TRANSITION AGREEMENT (“Amendment”) is made and entered into on March 26, 2021, by and between U.S. Concrete, Inc. (the “Company”) and William J. Sandbrook (“Executive”). WHEREAS, on April 3, 2020, Executive stepped down from his position as Chief Executive Officer and Chairman of the Board, and agreed to serve in a consulting role to the new Chief Executive Officer under the terms and conditions set forth in an Executive Transition Agreement dated February 12, 2020 (the “Transition Agreement”); and WHEREAS, the Transition Agreement specifically identified Executive’s duties and responsibilities, post-employment obligations, and compensation as an independent contractor as the Company’s Executive Advisor; and WHEREAS, under the Transition Agreement, the Executive’s term as the Company’s Executive Advisor is scheduled to continue through April 2, 2021, with the possibility of a one-year extension to continue up through and including April 2, 2022; and WHEREAS, Executive and the Company desire to extend Executive’s term as Executive Advisor for an additional two-year period of time, up through and including April 2, 2023. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company agree as follows: 1. Definitions. Except as otherwise expressly provided in this Amendment to the contrary, any capitalized words shall have the meaning ascribed to them in the Transition Agreement. 2. Transition Period. Section 1.b of the Transition Agreement is deleted in its entirety and replaced with the following: “Subject to Executive’s employment with the Company until the Transition Date, the Company shall retain Executive under this Agreement as an Executive Advisor for the period commencing on the Transition Date and continuing until the third anniversary of the Transition Date (the “Transition Period”), unless terminated earlier in accordance with Section 4 hereof.” 3. Termination by Company without Cause. Section 5.d of the Transition Agreement is deleted in its entirety and replaced with the following: “If Executive’s consulting services are terminated by the Company without Cause pursuant to Section 4.b, the Company shall pay or provide to Executive: (i) The Accrued Benefits; Exhibit 10.1

Page 2 of 3 (ii) A lump-sum amount equal to the remaining portion of the Annual Fee, as provided in Section 3.a, which would have otherwise been paid to Executive from the date of termination through the remainder of the Transition Period; (iii) Continuation of Executive’s health and welfare benefits (pursuant to the terms and conditions of the applicable plan), to the extent applicable, as provided for in Section 3.c; and (iv) The parties acknowledge and agree that the payments and benefits to Executive described in this Section 5.d shall be contingent upon Executive’s signing and executing a general release of claims within forty-five (45) days following termination of this Agreement. The Company shall commence payment of such benefits within 15- business days from the date the release becomes irrevocable. Any cash payments made pursuant to this Section 5.d shall be paid to Executive in a lump sum.” 4. Change in Control. Section 6 of the Transition Agreement is deleted in its entirety and replaced with the following: “In the event of a Change in Control (whether by purchase, merger, consolidation, share exchange, or otherwise) of substantially all of the business, properties, and/or assets of the Company during the Transition Period, this Agreement shall terminate and Executive shall receive all of the following Change in Control benefits: (a) A lump-sum amount equal to the remaining portion of the Annual Fee, as provided in Section 3.a, which would have otherwise been paid to Executive from the date of the Change of Control through the remainder of the Transition Period; and (b) Continuation of Executive’s Company-provided health and welfare benefits (pursuant to the terms and conditions of the applicable plan), to the extent applicable, as provided for in Section 3.c.” 5. No Reelection to Board. Executive has chosen not to stand for reelection to the Company’s board of directors at the May 2021 Annual Shareholders’ Meeting. Accordingly, Executive will receive no further compensation or benefits as a director of the Company’s board beyond his current term. Executive acknowledges and agrees there are no disagreements between Executive and the Company or management of matters relating to the Company’s operations, policies, or practices. 6. Effect. Except as specifically amended or substituted by this Amendment, all of the terms and conditions set forth in the Transition Agreement, which shall be incorporated by reference into this Amendment, shall remain in full force and effect through the Transition Period, and specifically (i) the waiver and release of claims outlined in Sections 7 and 8 of the Transition Agreement, and (ii) the post- employment obligations outlined in Section 10 of the Transition Agreement. To the extent that any term or provision of this Amendment conflicts with any term or provision of the Transition Agreement, this Amendment shall control. 7. Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the parties executing several counterparts had executed one counterpart and all such executed counterparts shall together constitute one and the same instrument. [Signature Page Follows] Exhibit 10.1

Page 3 of 3 IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Amendment to be effective as of the first date set forth above. U.S. CONCRETE, INC. By: /s/ Mark B. Peabody Mark B. Peabody Title: Vice President – Human Resources Date: 03/26/2021 WILLIAM J. SANDBROOK: /s/ William J. Sandbrook William J. Sandbrook Date: 03/26/2021 Exhibit 10.1